UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 2009

(Date of earliest event reported)

NITRO PETROLEUM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 N.W. Expressway, Suite 260
Oklahoma City, Oklahoma	73132
(Address of principal executive offices)	(Zip Code)

(405) 728-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On June 11, 2009, the Board of Directors of Nitro Petroleum Corporation (the “Company”) approved the accelerated vesting of all unvested restricted stock which was previously granted to the Company’s directors and officers pursuant to the Company’s 2008 Stock Incentive Plan (the “Plan”). The following table summarizes the restricted stock which was granted pursuant the Plan and is subject to the accelerated vesting:

Plan Participant	Restricted Shares Granted	Former Vesting Schedule

Larry Wise, President and CEO	1,500,000	500,000 shares on July 10, 2008 500,000 shares on July 10, 2009 500,000 shares on July 10, 2010
Sharon Farris, Secretary	150,000	50,000 shares on July 10, 2008 50,000 shares on July 10, 2009 50,000 shares on July 10, 2010
James Kirby, Director	50,000	16,667 shares on July 10, 2008 16,667 shares on July 10, 2009 16,666 shares on July 10, 2010
William Thomas, Director	50,000	16,667 shares on July 10, 2008 16,667 shares on July 10, 2009 16,666 shares on July 10, 2010
Gunther Weisbrich, Director	50,000	16,667 shares on July 10, 2009 16,667 shares on July 10, 2010 16,666 shares on July 10, 2011

As a result of the accelerated vesting, all 1,216,666 shares of unvested restricted stock became immediately vested and exercisable. The closing price of the Company’s common stock as reported on the OTC Bulletin Board on June 11, 2009, the date of the accelerated vesting, was $0.04 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITRO PETROLEUM INCORPORATED

By Larry Wise

Larry Wise, President and CEO

June 17, 2009